Direct Insite
                                                                80 Orville Drive
                                                                Bohemia, NY
                                                                11716
                                                                631-244-1500
                                                                631-563-8085 fax


Corporate Contact:
Michael J. Beecher, Chief Financial Officer
Direct Insite Corp.
631.244.1500

FOR IMMEDIATE RELEASE

    Direct Insite Announces 2005 Year End Results, Achieves 17.4% Increase in
                       Revenue Growth from EIP&P Services

    Recurring revenues up 44.3%; Performance leads to 38% drop in losses from
                             Continuing Operations

Bohemia, N.Y. - April 17, 2006 - Direct Insite Corp. (OTC BB:DIRI.OB), a global provider of Electronic Invoice Presentment and Payment (EIP&P) solutions, today announced financial results for the year ended December 31, 2005. Revenue from continuing operations increased by 17.4%, or $1,312,000, to $8,870,000 compared to revenue from continuing operations of $7,558,000 in 2004.

Recurring revenues, derived from the month-after-month processing of invoices under contracts with durations of six months to ten years, increased 44.3% to $5,844,000 for the year ended December 31, 2005, compared to $4,049,000 for the year 2004. Recurring revenues from other non-EIP&P services decreased in 2005 by $490,000 (92%) to $41,000 compared to revenue from non-EIP&P services of $531,000 in 2004. Revenues from professional services were $2,985,000 for the year ended December 31, 2005 compared to revenue of $2,978,000 in 2004. Fourth quarter 2005 revenues, meanwhile, were $1,960,000 compared to revenue of $2,137,000 in the fourth quarter of 2004, a decrease of 8%.

Direct Insite reduced its loss from continuing operations 38% to $974,000 for the year ended December 31, 2005, from $1,571,000 incurred during the year ended December 31, 2004.

Direct Insite CEO and Chairman of the Board James A. Cannavino said, "By focusing on the basics - strong revenue growth and best practice business operations - we were able to achieve a grand slam performance in 2005: double digit growth in revenue, a one-third reduction in operating loss, and a dramatic 44.3% increase in recurring revenues. These results are additional proof that Direct Insite continues to build on a strong foundation of innovative products that meet the real needs of today's customers."

In its financial results, Direct Insite also reports that in 2004 the Company had income from discontinued operations of $288,000 compared to a loss from discontinued operations of $17,000 in 2005. This resulted in a net loss, after taxes, for the year ended December 31, 2005, of $991,000, compared to a net loss, after taxes, of $1,283,000 for the year ended December 31, 2004. Basic and diluted net loss per share from continuing operations for the year ended December 31, 2005 was $0.36 compared to a basic and diluted net loss per share from continuing operations of $0.53 for the year ended December 31, 2004. The net gain per share from discontinued operations for the year ended December 31, 2004 was $0.07 per share compared to a $0.00 net per share for the year ended December 31, 2005.

According to Mr. Cannavino, 2005 was a benchmark year for Direct Insite in achieving true global coverage for customers. "We successfully implemented the global expansion of our flagship Invoices on Line (IOL) Accounts Receivables
(AR) offering, and continued diversification of our product offerings. Our Invoices on Line service was deployed in Japan supporting the Japanese character sets, language, and currency, making Direct Insite unique in the industry in its ability to deliver an invoice anywhere in the world - the Americas, Europe, and Asia Pacific."

"Responding to customer needs, we extended our accounts receivable offering so it delivers both a complementary accounts payable and electronic payment service; we call these new services Invoices on Line Accounts Payable and "e-Pay", respectively," said Mr. Cannavino. "With these portfolio additions, Direct Insite now provides both "order-to-cash" and "purchase-to-pay" solutions that address a wide range of customer needs. These solutions have received high marks from our customers. In fact, our largest customer is now a reseller of our IOL products and has begun to bid IOL into business transformation outsourcing opportunities in the finance and audit area sold across industry markets."

Headquartered in Bohemia, NY, Direct Insite Corp. employs a staff of 59. The Company's IOL solution is deployed in North and South America, Asia Pacific and in the Europe/Middle East/Africa geographic areas. For more information about Direct Insite Corp. call (631) 244-1500 or visit www.directinsite.com.

The financial information stated above and in the tables below has been abstracted from Direct Insite Corp.'s Form 10-KSB for the year ended December 31, 2005, filed with the Securities and Exchange Commission on April 17,2006, and should be read in conjunction with the information provided therein.

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
Summarized Financial Information

        ---------------------------------------------------------- --------------------------- -------------------------

                                                                           FOR THE YEAR              FOR THE YEAR
                   STATEMENT OF OPERATIONS                                    ENDED                     ENDED
                                                                         DECEMBER 31, 2005         DECEMBER 31,2004

        ---------------------------------------------------------- --------------------------- -------------------------
        Revenue from continuing operations
                                                                                  $ 8,870,000            $    7,558,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Operating loss                                                            $ ( 550,000)           $   (1,215,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Other expenses, net                                                       $   422,000            $      351,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Loss before income taxes                                                  $  (972,000)           $   (1,566,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Provision for income taxes                                                $     2,000            $        5,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Loss from continuing operations                                           $  (974,000)           $   (1,571,000)
        ---------------------------------------------------------- --------------------------- -------------------------

        Income (Loss) from discontinued operations                                $   (17,000)           $      288,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Net loss                                                                  $  (991,000)           $   (1,283,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Preferred Stock Dividends                                                 $  (677,000)           $     (716,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Net loss attributable to common shareholders                              $(1,668,000)           $   (1,999,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Basic and diluted income (loss) per share:
        Loss from continuing operations attributable to
        common shareholders                                                         $(0.36)                   $(0.53)
        Income from discontinued operations                                         $ 0.00                    $ 0.07
                                                                                    ------                    ------
        Net loss attributable to common shareholders                                $(0.36)                   $(0.46)
                                                                                    ======                    ======
        ---------------------------------------------------------- --------------------------- -------------------------


        BALANCE SHEET                            December. 31, 2005         December 31, 2004
        -------------                            ------------------         -----------------

        -------------------------------------- ------------------------- -------------------------
        Total Current Assets                          $2,417,000                $2,439,000
        -------------------------------------- ------------------------- -------------------------
        Total Assets                                  $3,181,000                $3,301,000
        -------------------------------------- ------------------------- -------------------------
        Total Current Liabilities                     $6,842,000                $4,991,000
        -------------------------------------- ------------------------- -------------------------
        Total Shareholders' Deficiency                $3,734,000                $2,537,000
        -------------------------------------- ------------------------- -------------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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